Exhibit 99.25




                       GE CAPITAL MORTGAGE SERVICES, INC.
            OFFICERS' ANNUAL COMPLIANCE CERTIFICATE - SERIES 1998-HE1


         The undersigned, Vice Presidents of GE Capital Mortgage Services, Inc. (the "Servicer"), pursuant to the Pooling and Servicing Agreement for the Series 1998-HE1 Home Equity Loan Pass-Through Certificates (the "Agreement") entered into by GE Capital Mortgage Services, Inc., as Seller and Servicer, and The First National Bank of Chicago, as Trustee, which Agreement requires an annual statement of compliance to be made to the Trustee by an officer of the Servicer, hereby state that:

         (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under the Agreement has been made under the undersigned officers' supervision; and

         (ii) to the best of the undersigned officers' knowledge, based on such review, (1) the Servicer has fulfilled all of its material obligations under the Agreement throughout such year, except as set forth on Exhibit A hereto. and (2) no Trigger Event has occurred.

Capitalized terms used herein but not defined herein shall have the meaning given to them in the Agreement.


Dated:            March 24, 1999




By:/s/ Gregory A. Gibson
------------------------------
         Gregory A. Gibson
         Vice President


By:/s/ Tim Neer
------------------------------
         Tim Neer
         Vice President



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                                    EXHIBIT A





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